SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2003

VIASYS HEALTHCARE INC.

(Exact Name of Registrant Specified in Charter)

Delaware	1-16121	04-3505871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200		19428
Conshohocken, PA		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (610) 862-0800

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

5.1	Opinion of Morgan, Lewis & Bockius LLP.
10.1	Underwriting Agreement, dated as of June 17, 2003, among VIASYS Healthcare Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and the underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC. (Registrant)

By:	MARTIN P. GALVAN
Martin P. Galvan
Vice President and Chief Financial Officer

Dated: June 20, 2003

Exhibit Index

Exhibit

5.1	Opinion of Morgan, Lewis & Bockius LLP.
10.1	Underwriting Agreement, dated as of June 17, 2003, among VIASYS Healthcare Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and the underwriters named therein.*

*Previously filed.